SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 31, 2005
INTEVAC, INC.
(Exact name of Registrant as specified in its charter)

State of California (State or other jurisdiction of incorporation or organization)	0-26946 (Commission File Number)	94-3125814 (IRS Employer Identification Number)
3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)
(408) 986-9888
(Registrant’s telephone number, including area code)
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On October 27, 2005, the Board of Directors of Intevac, Inc. (“Intevac”) approved accelerating the vesting of approximately 326,000 “out-of-the-money” unvested common stock options previously awarded to employees and officers under Intevac’s stock option plans. The exercise prices of the accelerated common stock options range from $9.06 per share to $15.50 per share and have a weighted average exercise price of $11.004 per share. The closing price of Intevac’s common stock on October 27, 2005 was $9.06 per share. As a condition to the acceleration of vesting, the holders of the accelerated common stock options are required to refrain from selling any shares acquired upon exercise before the date on which the shares to be sold would otherwise have vested, had the vesting of common stock options not been accelerated. This restriction continues to apply regardless of any termination of the optionees’ employment.
     The purpose of the acceleration of these common stock options is to eliminate future stock compensation expense that Intevac would otherwise have been required to recognize in its statement of operations with respect to these common stock options after the adoption of Statement of Financial Accounting Standard No. 123R “Share-Based Payment,” in January 2006. SFAS 123R will be effective for Intevac beginning in the first quarter of 2006, and will require that compensation expense associated with stock options be recognized in the statement of operations, rather than as footnote disclosure in its consolidated financial statements. The maximum reduction in future stock compensation expense is estimated to be approximately $1.6 million, which would have otherwise been recognized beginning in January 2006 through the 4th quarter of 2009. The effect on fiscal 2006 is a reduction in compensation expense of approximately $842,000. The $1.6 million of compensation expense was estimated using the Black-Scholes option-pricing model, which is used by Intevac to calculate the fair value of its options in determining the pro forma impact of Statement of Financial Accounting Standards No. 123 “Accounting for Stock-Based Compensation,” for disclosure purposes only.
     The number of “out-of-the-money” unvested common stock options being accelerated that are held by executive officers and outstanding as of October 27, 2005 were as follows: Kevin Fairbairn, 37,500 options, Luke Marusiak, 37,500 options, Kimberly Burk, 12,500 options, Ralph Kerns, 10,000 options and Stephen Gustafson, 10,000 options .
Item 2.02. Results of Operations and Financial Condition
     On October 31, 2005, Intevac, Inc. issued a press release reporting its financial results for the three and nine months ended October 1, 2005. A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     The Company includes in the press release certain non-GAAP financial measures, including non-GAAP gross profit and gross margin. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures.
     The foregoing information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.
Date: October 31, 2005	By:	/s/ CHARLES B. EDDY III
Charles B. Eddy III
Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit
No.	Description
99.1	Press Release.